Exhibit 23.2

CONSENT OF INDEPENDENT PETROLEUM ENGINEERS AND GEOLOGISTS

We hereby consent to the references to our firm, in the context in which they appear, and to our reserves estimates as of June 30, 2008, included in the Registration Statement on Form S-3 of Energy XXI (Bermuda) Limited for the fiscal year ended June 30, 2008, as well as in the notes to the financial statements included therein.

NETHERLAND, SEWELL & ASSOCIATES, INC.

By:	/s/ J. Carter Henson, Jr.
J. Carter Henson, Jr.
Senior Vice President

Houston, Texas
June 10, 2009